BANKWELL FINANCIAL GROUP REACHES RECORD ASSET LEVELS AT $902 MILLION; REPORTS NET INCOME OF $1.2 MILLION; CORE EARNINGS UP 23% YEAR-OVER-YEAR

New Canaan, CT – July 31, 2014 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $1.2 million for the second quarter of 2014.  Excluding merger-related expenses and securities gains, net income (defined as core earnings) for the quarter would have been $1.3 million, representing a 23% year-over-year improvement.

Peyton R. Patterson, President and CEO of Bankwell Financial Group stated, “As a newly public company, we are laser focused on delivering strong balance sheet growth and earnings performance for our shareholders.”  She added, “The recently completed initial public offering (IPO) raised approximately $45 million in capital, which allows us to fund our organic growth and to make accretive acquisitions in attractive markets.  With the pending closing of the Quinnipiac Bank & Trust acquisition, subject to regulatory and shareholder approval, total assets will exceed $1 billion.”

Earnings

Revenues (net interest income plus non-interest income, excluding security gains) for the three months ended June 30, 2014 were $7.8 million, an increase of 10% compared to June 30, 2013. Revenues (net interest income plus non-interest income, excluding security gains) for the six months ended June 30, 2014 were $15.7 million, an increase of 17% compared to June 30, 2013. Total net interest income for the three months ended June 30, 2014 was $7.1 million, an increase of 14% compared to the same period in the prior year.   The strong improvement in net interest income was fueled by record loans outstanding and a year-to-date net interest margin of 3.82%.

Net income for the second quarter of 2014 was $1.2 million, representing a 9% increase over the linked quarter.  Contributing to the favorable earnings improvement was the 2% reduction in operating expenses, exclusive of merger related costs.  The decrease in operating expenses was coupled with a reduction in the loan loss provision by 67% as a result of favorable credit quality and a second quarter recovery of approximately $400,000. Excluding the CRE loan sale that generated $413,000 in fee income in the first quarter, non-interest income on a linked quarter basis increased from $356,000 to $682,000, a result of depositor service charge income and gains on the sale of SBA loans.

Financial Condition

On the balance sheet, assets totaled a record $902 million at June 30, 2014, a 38% increase over total assets of $654 million for the same period in the prior year.  This increase reflects strong loan growth, proceeds from the IPO and, to a lesser extent, The Wilton Bank acquisition.  Total loans were $684 million, a 19% increase year-over-year.  Deposits increased to $730 million, a 41% increase over June 30, 2013, with core deposits showing a 31% increase to $469 million.

Asset Quality

Asset quality remained exceptionally strong at June 30, 2014.  Non-performing assets as a percentage of total assets was 0.22% at June 30, 2014, down from 0.24% at June 30, 2013.  The allowance for loan losses as of June 30, 2014 was $9.0 million, representing 1.31% of total loans.

Capital

Shareholders’ equity was strong at $117.2 million as of June 30, 2014, an increase of $47.7 million compared to December 31, 2013, primarily a result of the approximately $45 million raised in the IPO.   As of June 30, 2014, the Tangible Common Equity Ratio and Tangible Book Value per share were 11.73% and $16.32, respectively.

About Bankwell Financial Group

Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield County, CT.  For more information about this press release, interested parties can contact Peyton R. Patterson, President and CEO or Ernest J. Verrico, CFO of Bankwell Financial Group at (203) 972-3838.

For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30,	December 31,	June 30,
	2014	2013	2013
Assets
Cash and due from banks	$130,535	$82,013	$38,610
Held to maturity investment securities, at amortized cost	13,742	13,816	5,251
Available for sale investment securities, at fair value	49,114	28,597	29,441
Loans held for sale	325	100	-
Loans receivable (net of allowance for loan losses of $8,985, $8,382 and
$8,224 at June 30, 2014, December 31, 2013 and June 30, 2013 respectively)	671,500	621,830	565,488
Foreclosed real estate	829	829	26
Accrued interest receivable	2,464	2,360	2,185
Federal Home Loan Bank stock, at cost	4,834	4,834	4,577
Premises and equipment, net	8,078	7,060	2,334
Bank-owned life insurance	10,202	10,031	-
Other intangible assets	427	481	-
Deferred income taxes, net	5,479	5,845	3,448
Other assets	4,258	1,822	2,892
Total assets	$901,787	$779,618	$654,252

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$146,487	$118,618	$95,244
Interest-bearing	583,700	542,927	424,010
Total deposits	730,187	661,545	519,254

Advances from the Federal Home Loan Bank	47,000	44,000	69,000
Accrued expenses and other liabilities	7,431	4,588	5,439
Total liabilities	784,618	710,133	593,693

Commitments and contingencies

Shareholders' equity
Preferred stock, senior noncumulative perpetual, Series C, no par;
10,980 shares issued and outstanding at June 30, 2014,
December 31, 2013, and June 30, 2013 respectively; liquidation value
of $1,000 per share.	10,980	10,980	10,980
Common stock, no par value; 10,000,000 shares authorized,
6,593,485, 3,876,393 and 3,387,653 shares issued at June 30, 2014,
December 31, 2013 and June 30, 2013 respectively.	97,295	52,105	45,667
Retained earnings	8,271	5,976	3,351
Accumulated other comprehensive income	623	424	561
Total shareholders' equity	117,169	69,485	60,559

Total liabilities and shareholders' equity	$901,787	$779,618	$654,252

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014	2013
Interest and dividend income
Interest and fees on loans	$7,558	$6,572	$14,986	$12,871	$7,428	$6,299
Interest and dividends on securities	437	318	848	685	411	367
Interest on cash and cash equivalents	49	11	71	21	22	10
Total interest income	8,044	6,901	15,905	13,577	7,861	6,676

Interest expense
Interest expense on deposits	730	514	1,352	953	622	439
Interest on borrowings	166	139	259	291	93	152
Total interest expense	896	653	1,611	1,244	715	591

Net interest income	7,148	6,248	14,294	12,333	7,146	6,085

Provision for loan losses	70	252	282	442	211	190

Net interest income after provision for loan losses	7,078	5,996	14,012	11,891	6,935	5,895

Noninterest income
Gains and fees from sales of loans	213	757	642	765	428	8
Net gain on sale of available for sale securities	-	648	-	648	-	-
Service charges and fees	143	101	267	198	124	97
Bank owned life insurance	86	-	171	-	85	-
Gain (loss) on sale of foreclosed real estate, net	-	(5)	-	66	-	71
Other	240	23	372	131	132	108
Total noninterest income	682	1,524	1,452	1,808	769	284

Noninterest expense
Salaries and employee benefits	3,284	2,752	6,625	5,252	3,341	2,499
Occupancy and equipment	1,030	787	2,096	1,558	1,066	771
Data processing	300	251	639	505	338	255
Professional services	272	421	641	790	369	369
Marketing	218	270	328	398	110	128
Director fees	143	144	282	284	139	139
Merger and acquisition related expenses	122	64	263	64	141	-
FDIC insurance	107	100	225	230	118	130
Amortization of intangibles	27	-	54	-	27	-
Foreclosed real estate	-	4	12	4	14	-
Other	394	338	774	644	378	307
Total noninterest expense	5,897	5,131	11,939	9,729	6,041	4,598

Income before income tax expense	1,863	2,389	3,525	3,970	1,663	1,581

Income tax expense	636	921	1,175	1,490	540	569

Net income	$1,227	$1,468	$2,350	$2,480	$1,123	$1,012

Net income attributable to common shareholders	$1,173	$1,420	$2,235	$2,388	$1,095	$984

Earnings per common share - basic	$0.23	$0.43	$0.51	$0.74	$0.28	$0.31
Earnings per common share - diluted	0.23	0.42	0.51	0.72	0.28	0.30

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION GAAP - NON GAAP (unaudited)
(Dollars in thousands)

For the three months ended June 30, 2014
Net Income	$1,227
Merger and Acquisition Related Expenses	122
Income Tax Expense (benefit)	(42)
Net adjustment	80
Core Earnings	$1,307

For the three months ended June 30, 2013
Net Income	$1,468
Gain on sale of Available for Sale Securities	(648)
Income Tax Expense (benefit)	244
Net adjustment	(404)
Core Earnings	$1,064

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Performance ratios:
Return on average assets	0.58%	0.64%	0.90%
Return on average stockholders' equity	5.46%	12.81%	9.71%
Net interest margin	3.68%	3.97%	3.97%
Efficiency ratio (1)	73.77%	74.37%	71.98%

	As of
	June 30, 2014	March 31, 2014	June 30, 2013
Capital ratios:
Total Capital to Risk-Weighted Assets (2)	16.48%	10.74%	10.81%
Tier I Capital to Risk-Weighted Assets (2)	15.23%	9.49%	9.56%
Tier I Capital to Average Assets (2)	12.49%	7.90%	7.85%
Tangible common equity to tangible assets	11.73%	7.35%	7.58%

Tangible book value per common share	$16.32	$15.79	$14.85

Asset quality:
Nonaccrual loans	$1,111	$2,101	$1,597
Other real estate owned	829	829	26
Total non-performing assets	$1,940	$2,930	$1,623

Loans past due 90 days and still accruing	$1,294	$1,747	$-

Nonperforming loans as a % of total loans	0.16%	0.32%	0.28%

Nonperforming assets as a % of total assets	0.22%	0.36%	0.25%

Allowance for loan losses as a % of total loans	1.31%	1.30%	1.43%

Allowance for loan losses as a % of nonperforming loans	808.74%	409.49%	515.00%

Annualized net loan charge-offs as a % of average loans	0.00%	0.00%	0.00%

(1) Efficiency ratio is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2) Represents bank ratios.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Three Months Ended
	June 30, 2014			June 30, 2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$78,646	$49	0.25%	$22,693	$11	0.19%
Securities (1)	51,755	529	4.05%	38,219	392	4.11%
Loans: (2)
Commercial real estate	335,263	4,086	4.82%	308,972	3,815	4.89%
Residential real estate	160,899	1,467	3.61%	152,353	1,380	3.63%
Construction (3)	42,377	515	4.80%	36,924	448	4.80%
Commercial business	98,113	1,239	4.99%	62,745	819	5.16%
Home equity	13,124	122	3.74%	10,828	102	3.76%
Consumer	714	15	8.17%	747	9	5.05%
Acquired loan portfolio non accrual loans (net of mark)	3,220	116	14.49%	-	-	0.00%
Total loans	653,710	7,560	4.57%	572,569	6,573	4.54%
Federal Home Loan Bank stock	4,881	18	1.47%	4,521	4	0.37%
Total earning assets	788,992	$8,156	4.09%	638,002	$6,980	4.33%
Other assets	57,416			16,976
Total assets	$846,408			$654,978

Liabilities and shareholders' equity:
Deposits:
Noninterest-bearing	$127,051	$-	0.00%	$85,744	-	0.00%
NOW	52,605	15	0.11%	36,614	12	0.13%
Money market	173,202	167	0.39%	105,334	110	0.42%
Savings	92,501	68	0.30%	120,356	139	0.46%
Time	233,044	481	0.83%	148,957	253	0.68%
Total deposits	678,403	731	0.53%	497,005	514	0.50%
Federal Home Loan Bank advances	48,089	166	1.39%	86,107	138	0.64%
Total funding liabilities	726,492	$897	0.60%	583,112	$652	0.53%
Other liabilities	29,799			11,209
Shareholders' equity	90,117			60,657
Total liabilities and shareholders' equity	$846,408			$654,978
Net interest income (4)		$7,259			$6,328
Interest rate spread			3.49%			3.80%
Net interest margin (5)			3.68%			3.97%

(1) Average balances and yields for securities are based on amortized cost.
(2) Average balances and yields for loans exclude nonperforming loans.
(3) Includes commercial and residential real estate construction.
(4) The adjustment for securities and loans taxable equivalency amounted to $111 thousand, $80 thousand, respectively for the three months ended June 30, 2014, and 2013.
(5) Net interest income as a percentage of earning assets.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2014			June 30, 2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$55,672	$71	0.26%	$19,493	$21	0.22%
Securities (1)	49,751	1,031	4.14%	40,996	843	4.15%
Loans: (2)
Commercial real estate	329,700	8,051	4.86%	294,175	7,415	5.01%
Residential real estate	158,508	2,863	3.61%	149,511	2,785	3.76%
Construction (3)	45,854	1,045	4.53%	35,201	857	4.84%
Commercial business	98,087	2,408	4.88%	62,190	1,609	5.15%
Home equity	13,666	249	3.68%	10,681	198	3.73%
Consumer	610	27	8.80%	406	11	3.73%
Acquired loan portfolio non accrual loans (net of mark)	3,466	344	20.03%	-	-	5.55%
Total loans	649,891	14,987	4.59%	552,164	12,875	4.64%
Federal Home Loan Bank stock	4,834	36	1.49%	4,517	8	0.37%
Total earning assets	760,148	$16,125	4.22%	617,170	$13,747	4.43%
Other assets	47,324			11,164
Total assets	$807,472			$628,334

Liabilities and shareholders' equity:
Deposits:
Noninterest-bearing	$124,475	$-	0.00%	$82,113	-	0.00%
NOW	52,668	28	0.11%	35,081	24	0.14%
Money market	172,859	346	0.40%	99,974	200	0.40%
Savings	100,240	151	0.30%	126,444	294	0.47%
Time	208,151	827	0.80%	135,473	435	0.65%
Total deposits	658,393	1,352	0.51%	479,085	953	0.40%
Federal Home Loan Bank advances	48,901	259	1.07%	83,077	291	0.71%
Total funding liabilities	707,294	$1,611	0.56%	562,162	$1,244	0.45%
Other liabilities	20,265			6,195
Shareholders' equity	79,913			59,977
Total liabilities and shareholders' equity	$807,472			$628,334
Net interest income (4)		$14,514			$12,503
Interest rate spread			3.66%			3.98%
Net interest margin (5)			3.82%			4.03%

(1) Average balances and yields for securities are based on amortized cost.
(2) Average balances and yields for loans exclude nonperforming loans.
(3) Includes commercial and residential real estate construction.
(4) The adjustment for securities and loans taxable equivalency amounted to $220 thousand, $170 thousand, respectively for the six months ended June 30, 2014, and 2013.
(5) Net interest income as a percentage of earning assets.